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                                                                    Exhibit 10.1


                              INTERIM SERVICES INC.

                1994 STOCK OPTION PLAN FOR FRANCHISEES, LICENSEES
                             AND AGENTS, AS AMENDED

            (AS AMENDED THROUGH AND RESTATED AS OF, AUGUST 10, 1999)

1. PURPOSES. The purposes of this 1994 Stock Option Plan for Franchisees, Licensees and Agents are to encourage franchisees, licensees and agents to remain committed to Interim Services Inc. and its subsidiary corporations, and to give participating franchisees a stake in the Company's future growth and prosperity.

2.    DEFINITIONS.

      (a) "Agent" shall mean any person or entity providing court reporting or similar services and that has entered into an agency agreement for such purposes with the Company.

      (b) "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

      (c) "Company" shall mean Interim Services Inc., a Delaware corporation, and its subsidiaries.

      (d) "Franchisee" shall mean any person or entity that is a party to a franchise agreement with the Company, which franchise agreement is in effect at the time in question and pursuant to which the Company has granted to such person or entity a franchise to operate a business using certain plans, procedures, trademarks and service marks of the Company.

      (e) "Licensee" shall mean any person or entity that is a party to a license agreement with the Company, which license agreement is in effect at the time in question and pursuant to which the Company has granted to such person or entity a license to market and provide on behalf of the Company certain services and, in connection therewith, to use certain plans, systems, procedures, methods, trademarks, service marks, trade names and goodwill of the Company.

      (f) "Plan" shall mean this 1994 Stock Option Plan for Franchisees, Licensees and Agents, as the same may be amended from time to time.

      (g) "Recipient" shall mean a Franchisee, Licensee or Agent who has been granted a Stock Option under the Plan.

      (h) "Stock Option" shall mean the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Common Stock.




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3.    ADMINISTRATION OF THE PLAN. The Plan shall be administered by the
      Compensation Committee of the Board of Directors of the Company (the "Committee"), which is appointed from time to time by, and serves at the pleasure of, the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee. All references herein to the Committee shall be deemed to mean any successor to the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

      The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Stock Options which may be granted under the Plan. The Committee shall impose such additional conditions upon Stock Options granted under this Plan and the exercise thereof as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Stock Options to be granted to Franchisees, Licensees and Agents and the conditions for payment of Stock Options by Recipients.

4. ABSOLUTE DISCRETION. Subject to other provisions of the Plan, the Committee may, in its sole and absolute discretion, from time to time during the continuance of the Plan, (i) determine which eligible Franchisees, Licensees and Agents shall be granted Stock Options under the Plan, (ii) grant Stock Options to any Franchisees, Licensees and Agents so selected, (iii) determine the type, date of grant, size and terms of Stock Options to be granted to Franchisees, Licensees and Agents, (iv) establish objectives and conditions for receipt of Stock Options, (v) place conditions or restrictions on the receipt of Stock Options by Franchisees, Licensees and Agents or on the payment or exercise of any Stock Options,
      (vi) waive or modify the terms and conditions set forth in Section 7 for any or all Stock Options granted hereunder and (vii) do all other things necessary and proper, including but not limited to discretionary actions allowable herein, to carry out the intentions of this Plan.

5. ELIGIBILITY. Stock Options may be granted to any Franchisee, Licensee or Agent that has met the following conditions:

      (a) such Franchisee, Licensee or Agent shall have continuously operated a franchised, licensed or agency office (measured from the date such office opened for business) pursuant to a franchise, license or agency agreement with the Company for at least one year prior to and including the date of grant;



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      (b)   such Franchisee, Licensee or Agent shall have met the performance quota set forth in such Franchisee's, Licensee's or Agent's franchise, license or agency agreement for the most recently ended period set forth in such franchise, license or agency agreement;

      (c) except to the extent the Company has authorized otherwise in writing, such Franchisee, Licensee or Agent shall have entered into, and be a party to, an agreement with the Company to operate its business under a service mark that includes the word "Interim";

      (d) such Franchisee, Licensee or Agent shall have entered into, and be a party to, an agreement with the Company to participate in the Company's national advertising program; and

      (e) such Franchisee, Licensee or Agent shall not have been in default during the one-year period ending on the date of grant (or at any time thereafter, as the case may be) under the terms of its franchise, license or agency agreement with the Company.

6. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 250,000 shares, subject to adjustment as provided in Sections 14 and 15 hereof. Shares of Common Stock not actually issued pursuant to Stock Options shall be available for future Stock Options. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares.

7.    ACCRUAL OF EXERCISE RIGHTS.

      (a) Stock Options may not be exercised until at least one year after their date of grant, and then may be exercised only in the following increments (that is, only after the end of each one-year period) until the expiration of five years after their applicable date of grant, at which time a Stock Option shall become fully exercisable:

                                    PERIOD                       INCREMENT
                                    ------                       ---------

                           One year after date of grant              10%
                           Two years after date of grant             15%
                           Three years after date of grant           20%
                           Four years after date of grant            25%
                           Five years after date of grant            30%;

            provided, however, that so long as all of the conditions set forth in clauses (b) through (e) of Section 5 shall, as of the date of exercise, continuously have been met during the applicable period commencing on the applicable date of grant and ending on the date of exercise (unless otherwise waived or modified by the Committee), the right to exercise a Stock Option shall be cumulative, so that if for any reason the full number of shares of Common Stock purchasable pursuant to exercise of a Stock Option in any year shall not be purchased in such year, they



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            may be purchased at any time or from time to time thereafter (but prior to the termination of the Stock Option). Accordingly, in the event a Recipient fails to meet any of the conditions set forth in clauses (b) through (e) of Section 5 at any time (unless otherwise waived or modified by the Committee), to the extent such Stock Option was exercisable prior to such failure and was not so exercised, the number of shares of Common Stock purchasable pursuant to such Stock Option may no longer be purchased pursuant to such Stock Option. The extent to which a Stock Option may be exercised from time to time pursuant to this Section 7 is hereinafter referred to as the "Vested Portion." All Stock Options shall expire as to all of their unexercised shares 10 years after the date of such grant.

      (b) Notwithstanding anything herein to the contrary, a Recipient under a Stock Option granted prior to June 29, 1997 whose franchise or license agreement has been assigned by the Company to Interim Healthcare Inc. ("IHI"), in contemplation of the Company's sale of IHI to Catamaran Acquisition Corp. (the "Buyer"), shall be deemed to be a Franchisee or Licensee, as the case may be, for purposes of the Plan, provided such agreement, as assigned to IHI, is in full force and effect at the time in question. Additionally, with respect to any such Recipient, the requirement set forth in Section 7(a) that the conditions set forth in Sections 5(b) through (e) continuously shall have been met as of the date of exercise of any Stock Option shall be revised to provide that the conditions set forth in Sections 5(b) and (e) and the conditions set forth below in Sections 7(b)(i) and (ii) continuously shall have been met by such
            Recipient:

            (i) except to the extent the Company has authorized otherwise in writing, such Recipient either (A) shall have entered into, and be a party to, an agreement with the Company, or its assignee, to operate such Recipient's business under a service mark that includes the word "Interim" or (B) shall have entered into, and be a party to, an agreement with IHI to operate such Recipient's business under a new service mark that in the future may be adopted by IHI; and

            (ii) such Recipient shall have entered into, and be a party to, an agreement either (A) with the Company to participate in the Company's national advertising program or (B) with IHI or Buyer to participate in a national advertising program to be offered by IHI or Buyer.

8. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option granted hereunder shall be equal to the closing price for the Common Stock on the New York Stock Exchange on date the Stock Option is granted (or if such closing price is not reported on the date of grant, the last reported closing price).

9. PAYMENT OF STOCK OPTION PRICE. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.




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10.   CONTINUATION AS FRANCHISEE, LICENSEE OR AGENT; CONDITIONS TO EXERCISE. A
      Recipient must, unless otherwise determined by the Committee, in its sole and absolute discretion, and the Recipient receives written notice of such determination, at the time a Stock Option is exercised (i) be either a Franchisee, Licensee or Agent and (ii) meet the eligibility requirements set forth in clauses (b) through (e) of Section 5 (except that such requirements shall be met as of the date the Stock Option is exercised in lieu of the date of grant). Any unexercised Vested Portion of an outstanding Stock Option shall terminate, unless otherwise determined by the Committee, in its sole and absolute discretion, and the Recipient receives written notice of such determination, upon the cessation of a Recipient's status as a Franchisee, Licensee or Agent (other than as a result of a Franchisee's, Licensee's or Agent's death, if the Franchisee, Licensee or Agent is an individual, in which case the foregoing sentence shall not apply to the exercise of such Stock Option). The Committee may establish such other provisions with respect to the termination or disposition of a Stock Option on the death of a Recipient who is a Franchisee, Licensee or Agent and an individual, as the Committee, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances that shall constitute cessation as a Franchisee, Licensee or Agent and to determine whether such cessation is the result of death or any other reason.

11. REGISTRATION OF STOCK. No Stock Option may be exercised at any time when its exercise or the delivery of shares of Common Stock or other securities thereunder would, in the opinion of counsel for the Company, be in violation of any state or federal law, rule or ordinance, including any state or federal securities laws or any regulation or ruling of the Securities and Exchange Commission. If at any time counsel for the Company shall determine that qualification or registration under any state or federal law of the shares of Common Stock or other securities thereby covered, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the exercise of such Stock Option or the purchase of shares thereunder, the Stock Option may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions such counsel deems unacceptable.

12. STATUS OF FRANCHISEE, LICENSEE OR AGENT. The grant of a Stock Option under the Plan shall not be construed as imposing upon the Company, IHI, or their respective assigns, the obligation to continue the status of the Recipient as a Franchisee, Licensee or Agent.

13. NON-ASSIGNABILITY. No Stock Option granted pursuant to the Plan shall be transferable or assignable by the Recipient; provided that (i) to the extent a Stock Option does not terminate upon the death of a Recipient who is a Franchisee, Licensee or Agent and an individual, Stock Options held by such a Recipient may be transferable or assignable by will or the laws of descent and distribution and (ii) the Committee may allow, in its sole and absolute discretion, a Recipient to assign or transfer its Stock Options to a shareholder or other owner or affiliate of the Recipient.




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14.   DISTRIBUTION OR OTHER ADJUSTMENTS. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors of the Company shall make such equitable adjustments with respect to the Stock Options or any provisions of this Plan as it deems necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to an outstanding Stock Option.

15. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization or liquidation, the Board of Directors of the Company may make such arrangements it deems advisable with respect to outstanding Stock Options, which shall be binding upon the Recipients of outstanding Stock Options, including, but not limited to, the substitution of new Stock Options for any Stock Options then outstanding, the assumption of such Stock Options and the termination of or payment for such Stock Options.

16. COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Stock Option nor to any Recipient.

17. STOCK OPTION AGREEMENTS. The committee shall have the power to specify the form of Stock Option Agreements to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such agreements shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed agreement in the form thus specified.

18. NO SHAREHOLDER PRIVILEGES. Neither the Recipient nor any person claiming under or through him or her shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the Common Stock issuable upon the exercise of any Stock Option, unless and until certificates evidencing such shares of Common Stock shall have been duly issued and delivered.

19. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

20. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that (a) no amendment, supplement, modification, suspension or termination of the Plan shall in any manner affect any Stock Option of any kind theretofore granted under the Plan without the consent of the Recipient of the Stock Option, unless such amendment, supplement, modification, suspension or termination is by reason of any change in capital structure referred to in
      Section 14 hereof or unless the same is by reason of the matters referred to in Section 15 hereof; and (b) Section 9 hereof shall not be amended or modified more than once in any six-month period, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder.




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21.   TERMINATION. Stock Options may be granted in accordance with the terms of the Plan until the fifth anniversary date of date on which the initial grant is made under the Plan, on which date this Plan will terminate except as to Stock Options then outstanding hereunder, which Stock Options shall remain in effect until they have expired according to their terms.

22. APPROVAL. This Plan shall take effect upon due approval by the Board of Directors of the Company.





















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